November 7, 2018

Board of Directors
ZAGG Inc
910 West Legacy Center Way, Suite 500
Midvale, Utah 84047

Re: Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to ZAGG Inc, a Delaware corporation (the “Company”), in connection with the Company’s Registration Statement on Form S-3 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), including the preliminary prospectus included therein at the time the Registration Statement is declared effective (the “Prospectus”), for the registration of the sale from time to time of up to $100,000,000 in aggregate initial offering price of shares of the Company’s common stock, par value $0.001 per share (the “Securities”). The Registration Statement provides that the Securities may be offered in amounts, at prices, and on terms to be set forth in one or more supplements to the Prospectus (each, a “Prospectus Supplement”) or any related free writing prospectus (each, a “Free Writing Prospectus”).
We have examined originals or copies, certified and otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purposes of rendering this opinion. In addition, as to certain factual matters relevant to the opinions expressed below, we have relied upon representations, statements and certificates of officers of the Company.
In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to authentic original documents of all documents submitted to us as copies or as facsimiles of copies or originals, which assumptions we have not independently verified.
In connection with our opinions expressed herein, we have expressly assumed that:
A.The issuance, sale, amount and terms of the Securities to be offered from time to time by the Company will be authorized and determined by proper action of the Board of Directors (or where permitted, a committee of the Board of Directors) of the Company (each, a “Board Action”) in accordance with the Organizational Documents and applicable law, in each case so as not to result in a default under or breach of any instrument, document or agreement binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company.
B.The Company will not issue any Securities in excess of the number or amount authorized by Board Action and the Certificate.
C.Prior to the issuance of any shares of the Securities, there will exist, under the Certificate, the requisite number of authorized but unissued shares of such Securities.
D.For shares of the Securities represented by stock certificates (“Stock Certificates”), appropriate Stock Certificates representing shares of the Securities will be executed and delivered upon issuance and sale of any such shares of the Securities, and will comply with the Organizational Documents and applicable law.
E.The underwriting or other agreements for offerings of the Securities (each, an “Underwriting Agreement,” and collectively, the “Underwriting Agreements”) will be valid and legally binding contracts that conform to the description thereof set forth in the Prospectus, the applicable Prospectus Supplement, and any related Free Writing Prospectus.
F.The Registration Statement will have been declared effective and will remain effective under the Securities Act at all times during which the Securities are sold thereunder.
Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that upon issuance of Stock Certificates representing shares of the Securities, against payment therefor in accordance with the terms and provisions of the applicable Board Action, the terms of the Organizational Documents and applicable law, the Registration Statement, the Prospectus, the applicable Prospectus Supplement and any related Free Writing Prospectus, and, if applicable, an Underwriting Agreement, the Securities will be duly authorized by all necessary corporate action of the Company, validly issued, fully paid and non-assessable.
We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws. We assume no obligation to revise or supplement this opinion letter should the laws of such jurisdiction be changed after the date hereof by legislative action, judicial decision or otherwise.
It is our understanding that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not represent that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the General Rules and Regulations of the Commission.
Very truly yours,
/s/ DURHAM JONES & PINEGAR, P.C.
Durham Jones & Pinegar, P.C.